UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2014

MIDCOAST ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-36175	61-1714064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

C. Gregory Harper has been appointed to the board of directors of Midcoast Holdings, L.L.C. (Midcoast Holdings), the general partner of Midcoast Energy Partners, L.P. (MEP), effective January 30, 2014. Mr. Harper has not been appointed to any committee of the board of directors of Midcoast Holdings. This appointment increases the number of members of the board of directors of Midcoast Holdings to five. In addition, Mr. Harper has been appointed as the Principal Executive Officer of Midcoast Holdings, effective as of February 28, 2014.

Mark A. Maki, who has led the gas business in an interim capacity, will continue as Principal Executive Officer of Midcoast Holdings until Mr. Harper’s appointment becomes effective.

Also effective January 30, 2014, Mr. Harper will become a director on the boards of each of Enbridge Energy Company, Inc. (EECI), the general partner of Enbridge Energy Partners, L.P. (EEP), and Enbridge Energy Management, L.L.C. (EEM), the delegate of EECI, pursuant to which EEM manages EEP. EEP is the sole member of Midcoast Holdings.

In connection with Mr. Harper’s roles with Midcoast Holdings and its affiliates, we expect that Mr. Harper will enter into an employment agreement with a Midcoast Holdings affiliate. The details of the employment agreement have not been finally determined at this time.

In addition, effective upon employment, Mr. Harper will receive a grant of Restricted Stock Units pursuant to the Enbridge Inc. Restricted Stock Unit Plan, which grant will have a grant date value of $500,000 and will mature December 1, 2016. Furthermore, Mr. Harper will receive a one-time bonus of $370,000 in March of 2014 and additional bonuses of $63,000 on each of the first, second and third anniversaries of his date of hire, assuming continued employment on each such anniversary.

Mr. Harper, age 49, joins Midcoast Holdings and its affiliates from Southwestern Energy Company, where he held the position of Senior Vice President, Midstream since 2013. Prior to joining Southwestern Energy Company, Mr. Harper served CenterPoint Energy, Inc. as Senior Vice President and Group President, Pipelines and Field Services since December 2008. Before joining CenterPoint Energy in 2008, Mr. Harper served as President, Chief Executive Officer and as a Director of Spectra Energy Partners, LP from March 2007 to December 2008. From January 2007 to March 2007, Mr. Harper was Group Vice President of Spectra Energy Corp., and he was Group Vice President of Duke Energy from January 2004 to December 2006. Mr. Harper served as Senior Vice President of Energy Marketing and Management for Duke Energy North America from January 2003 until January 2004 and Vice President of Business Development for Duke Energy Gas Transmission and Vice President of East Tennessee Natural Gas, LLC from March 2002 until January 2003. He served on the Board of Directors and as Chairman of the Interstate Natural Gas Association of America for 2013.

The above appointments are discussed in the press release attached hereto as Exhibit 99.1. The press release is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any registrations statements filed under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press release dated January 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Midcoast Energy Partners, L.P. (Registrant)

	By:	Midcoast Holdings, L.L.C., its General Partner

Date: January 16, 2014	By:	/s/ CHRIS KAITSON
Chris Kaitson
Vice President – Law & Assistant Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

99.1	Press release dated January 13, 2014